EXHIBIT 24

DELOITTE & TOUCHE, LLP
1700 Market Street
Philadelphia, Pennsylvania 19103-3984
Telephone (215) 246-2300
Facsimile (215) 569-2441

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-15167 and No. 33-82172 of State Bancorp, Inc. on Forms S-8 of our report dated January 23, 1998, appearing in this Annual Report on Form 10-K of State Bancorp, Inc. for the year ended December 31, 1997.

/s/ DELOITTE & TOUCHE, LLP

March 27, 1998

DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL